THIRD AMENDMENT (the "Amendment"), dated as of May 14, 1997, to the Revolving Credit and Term Loan Agreement dated as of March 1, 1995 between PHOTRONICS, INC. (the "Borrower") and THE CHASE MANHATTAN BANK (the "Bank"), as amended by the First Amendment and Waiver dated as of July 11, 1996 and Second Amendment and Waiver dated as of January 24, 1997 (the "Agreement").

                           WITNESSETH:

     WHEREAS, the Borrower and the Bank are parties to the Agreement; and

     WHEREAS, the Borrower has requested the Bank to amend the Agreement to modify the terms and conditions of the Revolving
Credit Loans and remove the procedure for making of the Term Loans.

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereby agree as follows:

1.   Definitions.
     Except as otherwise stated, capitalized terms defined in the Agreement and used herein without definition shall have the respective meanings assigned to them in the Agreement.

2.   Amendments of the Agreement

     A. Section 1.2 of the Agreement, Revolving Credit Notes, is hereby amended by deleting the first sentence, the deleted text being set forth below, and substituting therefor the text set forth below:

Delete the following:
"The Revolving Credit Loans made by the Bank shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A (the "Revolving Credit Note"), payable to the order of the Bank and in a principal amount equal to the lesser of (a) Thirteen Million Dollars ($13,000,000) and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank.

Replace with the following:
"The Revolving Credit Loans made by the Bank shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A (the "Revolving Credit Note"), payable to the order of the Bank and in a principal amount equal to the lesser of (a) Thirty Million Dollars ($30,000,000) and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank."

     B. Section 1.5 of the Agreement, Termination or Reduction of the Commitment, is hereby amended by deleting the third and fourth sentences, the deleted text being set forth below:

Delete the following:
"Any reduction in the Revolving Credit Commitment to an amount less than $10,000,000 shall permanently reduce the Revolving Credit Commitment in subsequent Availability Periods. Termination of the Commitment shall also terminate the obligation of the Bank to make any Term Loans."

     C. Section 1.6 of the Agreement, Term Loans, is hereby superseded and replaced, and amended to read:

          1.6 Not Used; Number Reserved

     D. Section 1.7 of the Agreement, Term Notes, is hereby superseded and replaced, and amended to read:

          1.7 Not Used; Number Reserved

     E.   Section 1.8 of the Agreement, Procedure for Term Loan
Borrowing, is hereby superseded and replaced, and amended to read:

          1.8 Not Used; Number Reserved

     F. Section 1.9 of the Agreement, Optional Prepayments, is hereby amended by deleting the third and fourth sentences, the deleted text being set forth below:

Delete the following:
"Partial prepayments of the Term Loans shall be applied to the installments of principal thereof in the inverse order of their scheduled maturities. Amounts prepaid on account of the Term Loans may not be reborrowed."

     G.   Section 1.10 of the Agreement, Conversion and
Continuation Options, is hereby amended by deleting the phrase "or the date of the final installment of principal of a Term Loan" in line 20 thereof.

     H. Section 2.5 of the Agreement, Financial Statements, is hereby amended by deleting the reference to "October 31, 1994", and replacing with "October 31, 1994, October 31, 1995 and October 31, 1996".

     I. Section 2.7 of the Agreement, Adverse Developments, is hereby amended by deleting the reference to "October 31, 1994" and replacing it with "October 31, 1996".

     J.   Section 3.3 of the Agreement, Additional Conditions to
Term Loans, is hereby superseded and replaced, and amended to read:

          3.3 Not Used; Number Reserved

     K. Section 4.9 of the Agreement, Subsidiary Guarantees, is hereby amended by inserting the following as the last sentence thereof:

"Provided, however, that if such subsidiary is not formed under the laws of a state of the United States, the Bank may, at the request of the Borrower, accept in lieu of the foregoing guaranty (a) a duly executed pledge agreement of the Borrower which pledge agreement shall grant to the Bank, as security for the Indebtedness and obligations under the Loan Documents, a security interest in no more than sixty-six and two-thirds percent (66-2/3%) of the issued and outstanding shares of the Borrower's stock in such foreign subsidiary, and (b) requisite board resolutions and supporting documents reasonably requested by Bank in connection with such pledge agreement, all of the foregoing being in form and substance satisfactory to Bank.

     L. Section 8.1 of the Agreement, Definitions, is hereby amended by deleting the definition of "Availability Period" in its entirety and substituting in lieu thereof the following new definition:

"Availability Period" shall mean the single period from March 1, 1995 to and including October 31, 1998.

     N. Section 8.1 of the Agreement, Definitions, is hereby amended by deleting the definition of "Loan Documents" in its entirety and substituting in lieu thereof the following new definition:

"Loan Documents" shall mean this Agreement, the Notes, the Guarantees, and any pledge agreement delivered pursuant to Section 4.9.

     O. Section 8.1 of the Agreement, Definitions, is hereby amended by deleting the definition of "Notes" in its entirety and substituting in lieu thereof the following new definition:

"Note" or "Notes" shall mean the Revolving Credit Note.

     P. Section 8.1 of the Agreement, Definitions, is hereby amended by deleting the definition of "Revolving Credit Commitment" in its entirety and substituting in lieu thereof the following new definition:

"Revolving Credit Commitment" shall mean, for the Availability
Period, Thirty Million Dollars ($30,000,000).

     Q. Section 8.1 of the Agreement, Definitions, is hereby amended by deleting the definitions of "Carryover Amount", "Term
Loans", and "Term Note" in their entirety.

     R. Section 9.11 of the Agreement, Notices, is hereby amended by deleting the notice address for the Bank in its entirety and substituting in lieu thereof the following new address:

The Chase Manhattan Bank
999 Broad Street, Second Floor
Bridgeport, CT  06604
Attention: David Short, Photronics Account Officer

     S.   Any and all references in the Agreement to "Revolving
Credit and Term Loan Agreement" shall be amended to read "Revolving Credit Agreement".

     T. Exhibit A to the Agreement is superseded and replaced by the Amended and Restated Revolving Credit Note attached hereto as Exhibit A, and Schedule 2.14 to the Agreement is superseded and replaced by Schedule 2.14 attached hereto as Exhibit B.

3.   Representations and Warranties
     To induce the Bank to enter into this Amendment, the Borrower hereby represents and warrants that:

     (a) The Borrower has the power, authority and legal right to make and deliver this Amendment and to perform its obligations under the Agreement, as amended by this Amendment, without any notice, consent, approval or authorization not already obtained, and the Borrower has taken all necessary action to authorize the same.

     (b) The making and delivery of this Amendment and the performance of the Agreement as amended by this Amendment do not violate any provision of law or any regulation or of the Borrower's charter or by-laws or results in the breach of or constitute a default under or require any consent under any indenture or other agreement or instrument to which the Borrower is a party or by which the Borrower or any of its property may be bound or affected; provided, however, that this representation shall exclude the Connecticut Development Authority, $3,450,000 Industrial Development Bonds (Photronic Labs, Inc., Project - 1984 Series). The Agreement as amended by this Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally.

     (c)  The representations and warranties contained in Section
2 of the Agreement are true and correct on and as of the date of this Amendment and after giving effect thereto.

     (d) No Default or Event of Default has occurred and is continuing under the Agreement as of the date of this Amendment and after giving effect thereto.

4.   Effective Date
     This Amendment shall become effective as of the date hereof when the Bank shall have received the following duly executed by each party thereto and in form and substance satisfactory to the
Bank:

               A.   A counterpart of this Amendment; and

     B.   The Amended and Restated Revolving Credit Note of
Borrower issued to Bank substantially in the form and substance of Exhibit A hereto, which shall supersede and replace Exhibit A to the Credit Agreement; and

     C. A certified copy of resolutions of the Borrow ratifying and confirming the valid execution of this Amendment and the Amended and Restated Revolving Credit Note.

5.   Pledge Agreements
     Within sixty (60) days from the date of this Amendment, the Bank must have received the pledge agreements for each foreign subsidiary required under Section 4.9 of the Agreement, as amended, together with such other documents or instruments as Bank may request to establish and maintain Bank's security interest in no more than sixty-six and two-thirds percent (66-2/3%) of the common stock of such foreign subsidiary.

6.   Counterparts
     This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute a single instrument with the same effect as if the signature thereto and hereto were upon the same instrument.

7.   Full Force and Effect
     Except as expressly modified by this Amendment, all of the terms and provisions of the Agreement shall continue in full force and effect, and all parties hereto shall be entitled to the benefits thereof.

8.   Governing Law
     This Amendment shall be governed by and construed in accordance with the law of the State of New York.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date set forth above.


THE CHASE MANHATTAN BANK                PHOTRONICS, INC.


By:____(T.DAVID SHORT)___               By:____(ROBERT J. BOLLO)__
Name:   T.David Short                   Name:   Robert J. Bollo
Title:  Vice President                  Title:  Chief Financial
                                                    Officer

                            EXHIBIT A

                       Amended and Restated
                       Revolving Credit Note

$30,000,000                                  White Plains, New York
                                          Dated as of March 1, 1995


     FOR VALUE RECEIVED, the undersigned, Photronics, Inc. a Connecticut corporation (the "Borrower") hereby promises to pay to the order of The Chase Manhattan Bank (the "Bank") at 270 Park Avenue, New York, New York, on the Commitment Termination Date (as defined in the Revolving Credit and Term Loan Agreement dated as of March 1, 1995, as amended (the "Credit Agreement"), between the Borrower and the Bank), the lesser of the principal sum of Thirty Million Dollars ($30,000,000) and the aggregate unpaid principal amount of all Revolving Credit Loans (as defined in the Credit Agreement) made to the Borrower by the Bank pursuant to the Credit Agreement, in lawful money of the United States of America, in immediately available funds, and to pay interest on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum, from the dates and payable on the dates provided in the Credit Application.

     The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

     The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates and maturity dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder to make such a notation or any error in such a notation shall not affect the obligations of the Borrower under this Note.

     The Borrower agrees that the Bank has accepted this Note to supersede and replace the March 1, 1995 Revolving Credit Note of the Borrower in the original principal amount of $13,000,000, currently held by the Bank. The Borrower agrees that the principal amount shown outstanding on the books and records of the Bank under such prior note shall be deemed outstanding under this Note as of the date hereof.

     The Loans evidenced hereby are Loans referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity thereof upon the happening of certain events, for optional prepayment of the principal thereof prior to the maturity thereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                        PHOTRONICS, INC.



                                        By:______________________
                                        Name:  Robert J. Bollo
                                        Title: Chief Financial
                                                  Officer